Exhibit 6

[Letterhead of Arnold & Porter Kaye Scholer LLP]

June 11, 2025

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

Brazil

Ladies and Gentlemen:

We have acted as special United States counsel for the Federative Republic of Brazil (“Brazil”) in connection with (i) the issuance by Brazil of U.S.$1,500,000,000 aggregate principal amount of 5.500% Global Bonds due 2030 (the “2030 Global Bonds”); (ii) the issuance by Brazil of U.S.$1,250,000,000 aggregate principal amount of the 6.625% Global Bonds due 2035 (the “2035 Global Bonds,” and together with the 2030 Global Bonds, the “Global Bonds”) pursuant to (a) the registration statement under Schedule B, Registration No. 333-261972 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which Brazil has registered up to U.S.$26,401,970,000 aggregate principal amount of its debt securities and warrants to be offered and sold from time to time thereunder, (b) the Prospectus dated March 30, 2022 forming a part of the Registration Statement and (c) the final Prospectus Supplement dated June 4, 2025; and (iii) the transactions contemplated by the Terms Agreement (the “Terms Agreement”) dated as of June 4, 2025, among BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Santander US Capital Markets LLC, as Underwriters, and Brazil. We are familiar with the Indenture, dated as of July 2, 2015, between Brazil and The Bank of New York Mellon (the “Indenture”) and the form of Terms Agreement previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-261972) and made a part of the Registration Statement. The Terms Agreement and the Indenture are collectively defined herein as the “Agreements”.

In rendering the opinion expressed below, we have examined and relied upon such certificates of public officials, government documents and records and other certificates and instruments furnished to us, and have made such other investigations, as we have deemed necessary or advisable in connection with the opinion set forth herein. Furthermore, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of Brazil to enter into the Agreements and cause the issuance of the Global Bonds, and the conformity to authentic originals of all documents submitted to us as copies. As to any document originally prepared in any language other than English and submitted to us in translation, we have assumed the accuracy of the English translation.

This opinion is limited to the federal laws of the United States and the laws of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of Brazil, we have relied upon the opinion of Fabiani Fadel Borin, a duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil, a copy of which is being filed as Exhibit 7 to Amendment No. 2 to the Annual Report of Brazil on Form 18-K for the fiscal year ended December 31, 2023 (the “18- K/A”), and our opinion herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing and assuming the due authorization of the Global Bonds by Brazil, we are of the opinion that when the Global Bonds have been duly authorized, issued, and executed by Brazil and authenticated, delivered, and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Global Bonds will constitute valid and binding obligations of Brazil under the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 6 to the 18-K/A and to the reference to this firm under the heading “Validity of the Securities” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP